Exhibit 99.1

Overland Storage Announces Oversubscribed Private Placement Financing

Company announces placement of approximately $15.4 Million of Equity Securities

SAN DIEGO, CA – March 16, 2011 – Overland Storage, Inc. (Nasdaq:OVRL) has signed definitive agreements for a private placement of 8,722,904 shares of Common Stock of the Company and Warrants to purchase up to 3,838,069 shares of Common Stock for a gross purchase price of approximately $15.4 million on March 16, 2011. The purchase price for one share of Common Stock and a Warrant to purchase 0.44 shares of Common Stock is $1.765. The Warrants will have an exercise price of $1.71 per share, will expire March 21, 2016 and are exercisable in whole or in part, at any time prior to expiration. The transaction is anticipated to close on March 21, 2011 subject to customary closing conditions. The Company intends to use the proceeds from the offering for general corporate purposes and working capital, including the funding of product development and sales and marketing expansion, as well as the repayment of certain indebtedness. Clinton Group, Inc. has agreed to lead the private placement.

“We are pleased to formally begin our partnership with Eric Kelly and the Overland Storage management team,” said Joseph A. De Perio, a portfolio manager of Clinton Group, Inc. “We believe this capital raise provides Overland Storage with a substantial runway to achieve its operational and financial goals and positions the company well for long-term growth and profitability,” said De Perio. As part of the transaction, Mr. De Perio has agreed to join the board of directors.

“This additional capital will allow us to accelerate our product development efforts and continue our investment in the sales and marketing resources required to fuel growth of our products in our worldwide channel,” said Eric Kelly, President and CEO of Overland Storage. “In addition, the board and I are pleased to welcome Joseph De Perio to the board of directors. Joe’s experience, along with Clinton Group’s financial commitment, will be invaluable as we continue to drive the business forward and seek to execute on our strategic plan”

THIS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT OFFERED OR SOLD IN THE UNITED STATES OR ANY STATE THEREOF ABSENT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

About Overland Storage

Overland Storage is the trusted global provider of effortless data management and data protection solutions across the data lifecycle. By providing an integrated range of technologies and services for primary, nearline, offline, archival, and cloud data storage, Overland makes it easy and cost effective to manage different tiers of information over time. Whether distributed data is across the hall or across the globe, Overland enables companies to focus on building their business instead of worrying about data growth. Overland SnapServer®, SnapSAN®, NEO®, and REO® solutions are available through a select network of value added resellers and system integrators. For more information, visit www.overlandstorage.com

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include: our ability to close the private placement and receive the anticipated proceeds; our intended use of proceeds; our ability to maintain and increase sales volumes of our products; our ability to execute on our strategic plan; our ability to accelerate our product development efforts; and general economic conditions. Reference is also made to other factors detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Overland, Overland Storage, SnapServer, SnapSAN, GuardianOS, Snap Enterprise Data Replicator, REO Series, REO, NEO Series, and NEO are trademarks of Overland Storage, Inc.

CONTACT INFORMATION:

Kurt L. Kalbfleisch, VP Finance and CFO

Email: kkalbfleisch@overlandstorage.com

858-495-4211